Exhibit 10

                            OAK HILL FINANCIAL, INC.

                    CHANGE IN CONTROL and SEVERANCE AGREEMENT


     THIS IS AN AGREEMENT between OAK HILL FINANCIAL, INC., an Ohio corporation (the "Corporation"), with its principal office located at 14621 Rte. 93, Jackson, Ohio 44640, and Ralph E. Coffman, Jr. (the "Executive"), effective as of January 31, 2004 (the "Effective Date").

                                    RECITALS:

     The Corporation considers the establishment and maintenance of a sound and vital management to be part of its overall corporate strategy and to be essential to protecting and enhancing the interests of the Corporation and its shareholders. As part of this corporate strategy, the Corporation wishes to act to retain its well-qualified executive officers notwithstanding any actual or threatened change in control of the Corporation.

     The Executive is a key executive officer of the Corporation and the Executive's services, experience and knowledge of the affairs of the Corporation, and reputation and contacts in the industry are extremely valuable to the Corporation. The Executive's continued dedication, availability, advice, and counsel to the Corporation are deemed important to the Corporation, its Board of Directors (the "Board"), and its shareholders. It is, therefore, in the best interests of the Corporation to secure the continued services of the Executive notwithstanding any actual or threatened change in control of the Corporation. Accordingly, the Board has approved this Agreement with the Executive and authorized its execution and delivery on behalf of the Corporation.


                                   AGREEMENT:

     1. Term of Agreement. This Agreement will begin on the date entered above and will continue in effect through January 31, 2005. On January 31, 2005, and on the anniversary date of each term thereafter (a "Renewal Date"), the term of this Agreement will be extended automatically for an additional one-year unless, not later than 30 days prior to such Renewal Date, the Corporation gives written notice to the Executive that it has elected not to extend this Agreement. Notwithstanding the above, if a "Change of Control" (as defined herein) of the Corporation occurs during the term of this Agreement, the term of this Agreement will be extended for 36 months beyond the end of the month in which any such Change of Control occurs.

     2. Definitions. The following defined terms shall have the meanings set forth below, for purposes of this Agreement:

          (a) Base Annual Salary. "Base Annual Salary" shall mean the average annual compensation of the Executive for the last three January-to-December calendar years immediately prior to a Change of Control. Annual compensation shall be the compensation reported on Form W-2 for the Executive for the applicable January-to-December calendar year.

          (b) Cause. "Cause" means any of the following:

               (1) The Executive shall have committed a felony or an intentional act of gross misconduct, moral turpitude, fraud, embezzlement, or theft in connection with the Executive's






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          duties or in the course of the Executive's employment with the
          Corporation or any Subsidiary, and the Board shall have determined that such act is materially harmful to the Corporation;

               (2) The Corporation or any Subsidiary shall have been ordered or directed by any federal or state regulatory agency with jurisdiction to terminate or suspend the Executive's employment and such order or directive has not been vacated or reversed upon appeal; or

               (3) After being notified in writing by the Board to cease any particular Competitive Activity (as defined herein), the Executive shall have continued such Competitive Activity and the Board shall have determined that such act is materially harmful to the Corporation.

     For purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed "intentional" only if done or omitted to be done by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Corporation.

     (c) Change of Control. "Change of Control" means the occurrence of any of the following:

               (1) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect as of the date of this Agreement), other than the Corporation or any "person" who as of the Effective Date is a director or officer of the Corporation or whose shares of Common Stock of the Corporation are treated as "beneficially owned" (as such term is used in Rule 13d-3 of the Securities and Exchange Commission in effect as of the Effective
          Date) by any such director or officer, becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or

               (2) Individuals who, as of the Effective Date, constitute the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board.

               (3) Any of the following occurs:

                    (A) a merger or consolidation of the Corporation, other than a merger or consolidation in which the voting securities of the Corporation immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 51% or more of the combined voting power of the Corporation or surviving entity immediately after the merger or consolidation with another entity;

                    (B) a sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Corporation which shall include, without limitation, the sale of assets or earning power aggregating more than 50% of the assets or earning power of the Corporation on a consolidated basis;




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                    (C) a liquidation or dissolution of the Corporation;

                    (D) a reorganization, reverse stock split, or
               recapitalization of the Corporation which would result in any of the foregoing; or

                    (E) a transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

     (d) Change Year. "Change Year" means the fiscal year in which a Change of Control occurs.

     (e) Competitive Activity. "Competitive Activity" means Executive's participation in the management of any financial services enterprise if such enterprise engages in competition with the Corporation in a county in which the Corporation or any Subsidiary, had at least five per cent (5%) of the outstanding deposits. If a Change in Control has occurred prior to the time when Executive's participation in the management of another enterprise is in question, the geographic scope of the Corporation's business activities, including a county-by-county review of its deposit market share, shall be limited to the areas in which the Corporation was doing business prior to the Change in Control. "Competitive Activity" will not include the mere ownership of publicly-traded securities in any such enterprise and the exercise of rights appurtenant thereto.

     (f) Disability. "Disability" means that, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall be eligible for the receipt of benefits under the Corporation's long term disability plan.

     (g) Employee Benefits. "Employee Benefits" means the benefits, and service credit for benefits provided under any and all employee retirement income and welfare benefit policies, plans, programs, or arrangements in which the Executive is entitled to participate, including without limitation any stock option, stock purchase, stock appreciation, savings, pension, supplemental executive retirement, or other retirement income or welfare benefit, deferred compensation, incentive compensation, group or other life, health, medical/hospital, or other insurance (whether funded by actual insurance or self-insured by the Corporation), disability, salary continuation, expense reimbursement, and other employee benefit policies, plans, programs, or arrangements that may now exist or any equivalent successor policies, plans, programs, or arrangements that may be adopted hereafter, providing benefits, and service credit for benefits at least as great in a monetary equivalent as are payable thereunder prior to a Change in Control.

     (h) Good Reason. "Good Reason" means the occurrence of any one or more of the following:

          (1) A reduction by the Corporation in the Executive's Base Annual Salary as of the day immediately prior to a Change of Control of the Corporation, or the failure to grant salary increases and bonus payments on a basis comparable to those granted to other executives of the Corporation;

          (2) The failure of the Corporation to obtain a satisfactory agreement from any successor to the Corporation to assume and agree to perform this Agreement, as contemplated in Section 15 of this Agreement;

          (3) The failure of the Corporation to provide the Executive with substantially the same Employee Benefits that were provided to him immediately prior to the Change in Control,







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     or with a package of Employee Benefits that, though one or more of such benefits may vary from those in effect immediately prior to such Change in Control, is substantially comparable in all material respects to such Employee Benefits taken as a whole; or

          (4) Any reduction in the Executive's compensation or benefits or adverse change in the Executive's location or duties, if such reduction or adverse change occurs at any time after the commencement of any discussion with a third party relating to a possible Change of Control of the Corporation involving such third party, if such reduction or adverse change is in contemplation of such possible Change of Control and such Change of Control is actually consummated within 6 months after the date of such reduction or adverse change.

     The existence of Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute a waiver of the Executive's rights with respect to any circumstance constituting Good Reason under this Agreement.

     (i) Notice of Termination. "Notice of Termination" means a written notice indicating the specific termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the employment under the provision so indicated.

     (j) Severance Benefits. "Severance Benefits" means the benefits described in Section 4 of this Agreement, as adjusted by the applicable provisions of
Section 5 of this Agreement.

     (k) Stock Option Plans. "Stock Option Plans" means the Corporation's 1995 Stock Option Plan, 2004 Stock Incentive Plan and any other stock options plans that the Corporation may adopt from time to time.

     (l) Subsidiary. "Subsidiary" means any banking association, corporation, limited liability corporation, partnership, or other entity a majority of the voting control of which is directly or indirectly owned or controlled at the time by the Corporation.

     (m) Unauthorized Disclosure. "Unauthorized Disclosure" shall mean disclosure by the Executive without the prior written consent of the Board to any person other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of duties as an executive of the Corporation or as may be legally required, of any information relating to the business or prospects of the Corporation (including, but not limited to, any confidential information with respect to any of the Corporation's customers, products, methods of distribution, strategies, business and marketing plans and business policies and practices); provided, however, that such term shall not include the use or disclosure by the Executive, without consent, of any information known generally to the public (other than as a result of disclosure by the Executive in violation of Section 10(b)).

     3. Eligibility for Severance Benefits. Subject to the provisions set forth below, the Executive shall be eligible for, and the Corporation or its successor shall pay or provide to the Executive, the Severance Benefits if the Executive's employment is terminated voluntarily or involuntarily during the term of this Agreement, either:

          (a) by the Corporation at any time within 12 months after a Change of Control of the Corporation unless the termination is on account of the Executive's death or Disability or for Cause, provided that, in the case of a termination on account of the Executive's Disability or for Cause, the Corporation shall give Notice of Termination to the Executive with respect thereto; or



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          (b) by the Executive for Good Reason at any time within 12 months after a Change of Control of the Corporation.

     Provided however that the Executive shall not be eligible for the Severance Benefits, and a Change of Control shall be deemed not to have occurred, if the Corporation shall have failed to maintain a three-year average annual growth rate ("Average Annual Earnings Growth Rate") in net earnings per share reported to the public on a fully diluted basis under Generally Accept Accounting Principles ("GAAP") consistently applied in the United States, of ten per cent. The Average Annual Earnings Growth Rate shall be computed by using the best three years of the last five immediately preceding calendar years, as reported by the Corporation on the GAAP Earnings Reports of the Corporation filed with the Securities and Exchange Commission or as shown on the audited financial reports of the Corporation if it ceases to be a reporting company under the Securities Exchange Act of 1934. The calculation of Average Annual Earnings Growth Rate shall be approved by the Corporation's independent certified public accounting firm engaged by the Corporation immediately prior to the Change in Control and the calculation shall be provided to the Executive in writing. The Executive shall then be given 15 days to accept or reject the calculation of the Average Annual Earnings. If the Executive rejects the Average Annual Earnings Growth Rate calculation the Executive may retain a firm of independent certified public accountants to re-compute the Average Annual Earnings Growth Rate. The firm shall be one of the three largest national firms of certified public accountants or shall be a regional firm with at least 200 professionals and with a reputation for significant experience and expertise in the representation of financial institutions. Such re-computation shall be at Corporation's expense and shall be binding on the Corporation and on the Executive. The Executive shall have no other remedy, at law or in equity, in the event of a dispute on computation of the Average Annual Growth Rate.

     4. Severance Benefits. The Executive, if eligible under Section 3, shall receive the following Severance Benefits, adjusted by the applicable provisions of Section 5:

          (a) Lump Sum based on Annual Salary. In addition to any accrued compensation payable as of the Executive's termination of employment, a lump sum cash amount equal to the Executive's Base Annual Salary, multiplied by 2.99.

          (b) Retirement Benefits. The Executive will be entitled to receive his vested retirement benefits modified so that the total retirement benefits the Executive receives from the Corporation will approximate the total retirement benefits the Executive would have received under all (qualified and nonqualified) retirement plans (which shall not include severance plans) of the Corporation in which the Executive participates had the Executive continued in the employ of the Corporation for twelve months following the date of the Executive's termination. The benefits specified in this subsection will include all ancillary benefits, such as early retirement and survivor rights and benefits available at retirement. These retirement benefits specified in this subsection are to be provided on an unfunded basis, are not intended to meet the qualification requirements of
     Section 401 of the Internal Revenue Code, and shall be payable solely from the general assets of the Corporation. These retirement benefits shall be payable at the time and in the manner provided in the applicable retirement plans to which they relate.

          (c) Stock Options. Stock Options held by the Executive to the extent the Stock Options become exercisable upon a Change of Control according to the terms of the Corporation's 1995 Stock Option Plan or its 2004 Stock Incentive Plan (as interpreted by the Corporation's Governance and Compensation Committee as such Committee existed immediately prior to the Change of Control).

     In computing and determining Severance Benefits under subsections 4(a), (b) and (c), a decrease in the Executive's salary, shall be disregarded if such decrease occurs within six months before a Change of Control, is






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in contemplation of such Change of Control, or is taken to avoid the effect of tfhis Agreement should such action be taken after such Change of Control. In such event, the salary used to determine Severance Benefits shall be that in effect immediately before the decrease that is disregarded pursuant to this
Section 4.

     The Severance Benefits provided in subsection 4(a) above shall be paid not later than 60 business days following the date the Executive's employment terminates.

     5. Payment Limitation. The combined total of the payments required to be made under this Agreement as Severance Benefits or other benefit to be paid or provided under Section 4, shall be reduced to an amount equal to $1 less than the amount that would otherwise subject the Severance Benefit to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (or any similar federal or state excise tax) (the "Limitation Amount"). If a reduction is required, it shall be made first to amount computed pursuant to
Section 4(a) and then to the amounts computed under Sections 4(b) and 4(c), if any, in that order. The calculation of the Limitation Amount shall be approved by the Corporation's independent certified public accounting firm engaged by the Corporation immediately prior to the Change in Control and the calculation shall be provided to the Executive in writing. The Executive shall then be given 15 days, to accept or reject the calculation of the Limitation Amount. If the Executive rejects the Limitation Amount calculation the Executive may retain a firm of independent certified public accountants to re-compute the Average Annual Earnings Growth Rate. Such re-computation shall be at Corporation's expense and shall be binding on the Corporation and on the Executive. The Executive shall have no other remedy, at law or in equity, in the event of a dispute on computation of the Limitation Amount.

     6. Withholding of Taxes. The Corporation may withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as required by law.

     7. Acknowledgement. The Corporation hereby acknowledges that it will be difficult and may be impossible for the Executive to find reasonably comparable employment, or to measure the amount of damages which the Executive may suffer as a result of termination of employment hereunder. Accordingly, the payment of the Severance Benefits by the Corporation to the Executive in accordance with the terms of this Agreement is hereby acknowledged by the Corporation to be reasonable and will be liquidated damages, and the Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings, or other benefits from any source whatsoever create any mitigation, offset, reduction, or any other obligation on the part of the Executive hereunder or otherwise.

     8. Enforcement Costs. The Corporation is aware that, upon the occurrence of a Change in Control, the Board or a stockholder of the Corporation may then cause or attempt to cause the Corporation to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Corporation to institute, or may institute, litigation, arbitration, or other legal action seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Corporation that the Executive not be required to incur reasonable expenses associated with the enforcement of the Executive's rights under this Agreement by litigation, arbitration, or other legal action nor be bound to negotiate any settlement of the Executive's rights hereunder under threat of incurring such expenses because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive under this Agreement. Accordingly, if following a Change in Control it should appear to the Executive, reasonably and in good faith, that the Corporation has failed to comply with any of its obligations under this Agreement, or in the event that the Corporation or any other person takes any action to declare this Agreement void or unenforceable, or institute any litigation or other legal action designed to deny, diminish, or to recover from the Executive, the benefits intended to be provided to the Executive hereunder, the Corporation irrevocably authorizes the Executive from time to time to retain counsel at the expense of the Corporation as





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provided in this Section 8 to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Corporation or any director, officer, stockholder, or other person affiliated with the Corporation. Notwithstanding any existing or prior attorney-client relationship between the Corporation and such counsel, the Corporation irrevocably consents to the Executive entering into an attorney-client relationship with such counsel, and in that connection the Corporation and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The reasonable fees and expenses of counsel selected from time to time by the Executive as provided in this Section shall be paid or reimbursed to the Executive by the Corporation on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices.

     9. Indemnification. From and after the earliest to occur of a Change of Control or related termination of employment, the Corporation: (a) for a period of three years after such occurrence, shall provide the Executive (including the Executive's heirs, executors, and administrators) with coverage, subject to usual and customary limitations, under a standard directors' and officers' liability insurance policy obtained by the Corporation for its other directors and officers, at the Corporation's expense, and (b) indemnify and hold harmless the Executive from claims and losses, to the fullest extent permitted or authorized by the charter or bylaws of the Corporation, as amended from time to time, as if the Executive were or continued to be, an officer of the Corporation. Such coverage and indemnity shall apply if the Executive is (whether before or after the Change of Control) made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that the Executive is or was a director, officer, or employee of the Corporation or any Subsidiary, or is or was serving at the request of the Corporation or any Subsidiary as a director, trustee, officer, or employee of a bank, corporation, partnership, joint venture, trust, or other enterprise. The indemnification provided by this Section 9 shall not be deemed exclusive of any other rights to which the Executive may be entitled under the charter or bylaws of the Corporation or of any Subsidiary, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in the Executive's official capacity and as to action in another capacity while holding such office, and shall continue as to the Executive after the Executive has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of the Executive.

     10. Restrictive Provisions. As further consideration for the obligations assumed by the Corporation under this Agreement, Executive agrees to the following restrictions:

     (a) Executive will not, during the period he is employed by the Corporation and for a period of two (2) years following the Termination Date, engage in Competitive Activity directly or indirectly with the business of the Corporation or any Subsidiary.

     (b) The Executive shall not, during the term of this Agreement and thereafter, make any disparaging comments which may be harmful to the Corporation's reputation or any Unauthorized Disclosure. This covenant has no temporal, geographical or territorial restriction.

     (c) Executive will not during the period he is employed by the Corporation and for a period of two (2) years (the "No Call Period") following termination, solicit any of the employees of the Corporation or any Subsidiary to leave the employ of the Corporation or the Subsidiary or to become an employee of any other person. If during the No Call Period any employee of the Corporation or any Subsidiary becomes an employee of a person or firm which employs the Executive, the Executive shall be irrefutably deemed to have solicited such employee in contravention of the restriction in this Section 10(c).

     (d) The Executive shall deliver to the Corporation or its designee at the termination of the Executive's employment all correspondence, memoranda, notes, records, plans, customer lists, and other documents and all copies thereof, made, composed or received by the Executive, solely or jointly with others,






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that are in the Executive's possession, custody, or control at termination and that are related in any manner to the past, present, or anticipated business of the Corporation, its Subsidiaries. In this regard, the Executive hereby grants and conveys to the Corporation all right, title and interest in and to, including without limitation, the right to possess, print, copy, and sell or otherwise dispose of, any reports, records, papers, summaries, photographs, drawings or other documents, and writings, and copies, abstracts or summaries thereof, that may be prepared by the Executive or under the Executive's direction or that may come into the Executive's possession in any way during the term of the Executive's employment, with the Corporation that relate in any manner to the past, present or anticipated business of the Corporation.

     (e) Executive acknowledges that, while the damages that may be suffered by the Corporation in the event of a violation of this Section 10 would likely be substantial, they would be difficult to estimate or calculate. Executive therefore agrees that, in addition to any without limitation of other remedies that may be available to the Corporation upon Executive's breach of this Section 10, in the event Executive breaches this Section 10, notwithstanding any other provision of this Agreement: (a) the Corporation may recover as liquidated damages, and not as a penalty, any Severance Benefits previously paid to Executive hereunder; (b) the Corporation will have no obligation to pay Executive any Severance Benefits hereunder; and (c) the provisions of Section 4 shall no longer apply to any Stock Options; provided, however, that the provisions of this Section 10(e) shall not impair the right of the Executive to receive any qualified or nonqualified retirement plan benefits to which he is entitled on the Termination Date.

     (f) Despite the prior provisions of this Section 10, if any covenant or agreement contained therein, or any part thereof, is held by an arbitrator or court of competent jurisdiction to be unenforceable because of the duration of such provision or the geographic area covered thereby, the tribunal making such determination shall have the power to reduce the duration or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

     11. Arbitration. Except as otherwise explicitly provided in this Agreement, the method for resolving any dispute arising out of this Agreement shall be binding arbitration in accordance with this Section 11. Except as provided otherwise in this Section, arbitration pursuant to this Section shall be governed by the Commercial Arbitration Rules of the American Arbitration Association. A party wishing to obtain arbitration of an issue shall deliver written notice to the other party, including a description of the issue to be arbitrated. Within 15 days after either party demands arbitration, the Corporation and the Executive shall each appoint an arbitrator. Within 15 additional days, these two arbitrators shall appoint the third arbitrator by mutual agreement; if they fail to agree within this 15 day period, then the third arbitrator shall be selected promptly pursuant to the rules of the American Arbitration Association for Commercial Arbitration. The arbitration panel shall hold a hearing in Columbus, Ohio, within 90 days after the appointment of the third arbitrator. The fees and expenses of the arbitrator, and any American Arbitration Association fees, shall be paid by the Corporation. Both the Corporation and the Executive may be represented by counsel and may present testimony and other evidence at the hearing. Within 90 days after commencement of the hearing, the arbitration panel will issue a written decision; the majority vote of two of the three arbitrators shall control. The Executive shall be entitled to seek specific performances of the Executive's rights under this Agreement during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     12. Employment Rights. This Agreement sets forth the Severance Benefits payable to the Executive in the event the Executive's employment with the Corporation is terminated under certain conditions specified in Section 3. This Agreement is not an employment contract nor shall it confer upon the Executive any right to continue in the employ of the Corporation or its Subsidiaries and shall not in any way affect the right of the Corporation or its Subsidiaries to dismiss or otherwise terminate the Executive's employment at any time with or without cause.







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     13. Arrangements Not Exclusive. The specific benefit arrangements referred to in this Agreement are not intended to exclude the Executive from participation in or from other benefits available to executive personnel generally or to preclude the Executive's right to other compensation or benefits as may be authorized by the Board at any time. The provisions of this Agreement and any payments provided for hereunder shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as the result of the passage of time under any compensation plan, benefit plan, incentive plan, stock option plan, employment agreement, or other contract, plan, or arrangement except as may be specified in such contract, plan, or arrangement. Notwithstanding anything to the contrary in this
Section 13, the Severance Benefits provided in Section 4 are in lieu of any benefits to which the Executive would be entitled following the termination of his or her employment pursuant to any Employment Agreement.

     14. Termination. Except for termination of employment described in Section 3, this Agreement shall terminate if the employment of the Executive with the Corporation shall terminate prior to a Change in Control.

     15. Successors; Binding Agreements. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. The Executive's rights and benefits under this Agreement may not be assigned, except that if the Executive dies while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement, to the beneficiaries designated by the Executive to receive benefits under this Agreement in a writing on file with the Corporation at the time of the Executive's death or, if there is no such beneficiary, to the Executive's estate. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Corporation (or of any division or Subsidiary thereof employing the Executive) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Corporation in the same amount and on the same terms to which the Executive would be entitled hereunder if the Executive terminated employment for Good Reason following a Change of Control.

     16. No Vested Interest. Neither the Executive nor the Executive's beneficiaries shall have any right, title, or interest in any benefit under this Agreement prior to the occurrence of the right to the payment of such benefit.

     17. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the such addresses as each party may designate from time to time to the other party in writing in the manner provided herein. Unless designated otherwise notices to the Corporation should be sent to the Corporation at:

               Oak Hill Financial, Inc.
               Attn:  Chairman of the Board
               14621 Rte. 93
               Jackson, Ohio 45640

Until designated otherwise, notices shall be sent to the Executive at the address indicated on the Beneficiary Designation and Notice form attached hereto as Exhibit A. If the parties by mutual agreement supply each other with telecopier numbers for the purposes of providing notice by facsimile, such notice shall also be proper

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

notice under this Agreement. Notice sent by certified or registered mail shall be effective two days after deposit by delivery to the U.S. Post Office.

     18. Savings Clause. If any payments otherwise payable to the Executive under this Agreement are prohibited or limited by any statute or regulation in effect at the time the payments would otherwise be payable, including, without limitation, any regulation issued by the Federal Deposit Insurance Company (the "FDIC") that limits executive change of control payments that can be made by an FDIC insured institution or its holding company if the institution is financially troubled (any such limiting statute or regulation a "Limiting Rule"):

          (a) Corporation will use its best efforts to obtain the consent of the appropriate governmental agency (whether the FDIC or any other agency) to the payment by Corporation to the Executive of the maximum amount that is permitted (up to the amounts that would be due to the Executive absent the Limiting Rule); and

          (b) the Executive will be entitled to elect to have apply, and therefore to receive benefits directly under, either (i) this Agreement (as limited by the Limiting Rule) or (ii) any generally applicable Corporation severance, separation pay, and/or salary continuation plan that may be in effect at the time of the Executive's termination.

Following any such election, the Executive will be entitled to receive benefits under this agreement or plan elected only if and to the extent the agreement or plan is applicable and subject to its specific terms.

     19. Amendment; Waiver. This Agreement may not be amended or modified and no provision may be waived unless such amendment, modification, or waiver is agreed to in writing and signed by the Executive and the Corporation.

     20. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     21. Prior Executive Agreements. This Agreement supersedes any and all prior Executive Agreements between the Corporation (or any predecessor of the Corporation) and the Executive and no payments or benefits of any kind shall be made under, on account of, or by reference to the prior Executive Agreements.

     22. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     23. Governing Law. Except as otherwise provided, this Agreement shall be governed by the laws of the State of Ohio, without giving effect to any conflict of law provisions.







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


IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year written above.

                                                   CORPORATION:
                                                   ------------

                                                   Oak Hill Financial, Inc.


April 30, 2004                                     By:   /s/: John D. Kidd
--------------                                         -------------------------
Date                                                    Chairman

                                                   EXECUTIVE:
                                                   ----------


                                                     /s/:  Ralph E. Coffman, Jr.
                                                   -----------------------------
                                                   Ralph E. Coffman, Jr.

Before me, a Notary Public for the State of Ohio, appeared the above named John
D. Kidd and Ralph E. Coffman, Jr., who acknowledged and signed the foregoing instrument and their signing was their free act.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my seal this 30th day of April, 2004.


                                                      /s/:  Gail S. Wilson
                                                      --------------------

                                    Exhibit A

                     Beneficiary Designation and Notice Form



Beneficiary Designation

     In the event of my death, I direct that any amounts due me under the Agreement to which this Beneficiary Designation is attached shall be distributed to the person designated below. If no beneficiary shall be living to receive such assets they shall be paid to the administrator or executor of my estate.

Notice

     Until notified otherwise, pursuant to Section 17 of the Agreement, notices should be sent to me at the following address


                                    250 Summerhill Drive
                                    --------------------
                                    Street Address

                                    Chillicothe, Ohio  45601
                                    ------------------------
                                    City, State and Zip Code



 April 30, 2004                               /s/:Ralph E. Coffman, Jr.
---------------                               -------------------------
Date                                              Ralph E. Coffman, Jr.


                                             /s/: Linda S. Coffman
                                             -------------------------
                                                  Beneficiary


                                            Spouse
                                            -------------------------
                                            Relationship to Executive


     Ralph E. Coffman, Jr. appeared before me and signed the foregoing instrument.

                                                     /s/:  Gail S. Wilson
                                                     --------------------
                                             Notary Public for the State of Ohio





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